EXHIBIT (9)(a)

                          TRANSFER AGENCY AND DIVIDEND
                           DISBURSING AGENCY AGREEMENT

                  AGREEMENT made as of the 15th day of October, 1996 by and between WATERHOUSE INVESTORS CASH MANAGEMENT FUND, INC., a Maryland corporation (the "Fund"), on its own behalf and on behalf of its Money Market Portfolio, U.S. Government Portfolio and Municipal Portfolio (each, a "Portfolio"), and WATERHOUSE NATIONAL BANK, a national banking association (the "Bank").

                                            WITNESSETH:

                  WHEREAS, the Fund is an open-end, diversified management investment company registered as such under the Investment Company Act of 1940, as amended, currently comprised of three separate investment Portfolios; and

                  WHEREAS, the Fund desires to appoint the Bank to be the Transfer Agent and Dividend Disbursing Agent for each Portfolio of the Fund upon, and subject to, the terms and provisions of this Agreement; and

                  WHEREAS, the Bank desires to accept such appointment upon, and subject to, such terms and provisions.

                  NOW, THEREFORE, in consideration of the premises and mutual convenants hereinafter contained, the Fund and the Bank agree as follows:

         1. Appointment of the Bank as Transfer Agent and Dividend Disbursing Agent.

                  (a) The Fund hereby appoints the Bank to act as Transfer Agent and Dividend Disbursing Agent for each Portfolio of the Fund upon, and subject to, the terms and provisions of this Agreement.

                  (b) The Bank hereby accepts the appointment as Transfer Agent and Dividend Disbursing Agent for each Portfolio of the Fund, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

         2.       Definitions.      In this Agreement:

                  (1) The term "Act" means the Investment Company Act of 1940, as amended, and any rule or regulation thereunder;

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                 (2) The term "Account" means any account of a Shareholder, or, if the shares are held in an account in the name of Waterhouse Securities, Inc. or other broker-dealer for benefit of an identified customer, such account, and includes any Plan Account;
                 (3) The term "application" means an application made by a Shareholder or prospective Shareholder respecting the opening of an Account;
                 (4) The term "Instruction" means an instruction in writing given on behalf of the Fund to the Bank, and signed on behalf of the Fund by the President, any Vice President, the Secretary or the Treasurer of the Fund or other uthorized person;
                 (5) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect of a "sweep account" (in each case by whatever name referred to in the Prospectus), and may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;
                 (6) The term "Prospectus" includes the Prospectus and the Statement of Additional Information of the Fund as from time to time in effect;
                 (7) The term "Shareholder" means a holder of record of Shares;
                 (8) The term "Shares" means shares of stock of the Fund, irrespective of Portfolio.

         3.       Duties of the Bank as Transfer Agent and Dividend Disbursing
Agent.

                  (a) Subject to the other provisions of the Agreement, the Bank hereby agrees to perform the following functions as Transfer Agent and Dividend Disbursing Agent for each Portfolio: (i) processing the issuance, transfer and redemption of Shares, and recording the same in the appropriate Accounts; (ii) opening, maintaining, servicing and closing Accounts; (iii) acting as agent for the Shareholders and/or customers of Waterhouse Securities, Inc. or other broker-dealer in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account; (iv) exchanging the investment of an investor into or from the Shares of one or more Portfolios of the Fund if and to the extent permitted by the

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Prospectus at the direction of such investor; (v) examining and approving legal transfers; (vi) replacing lost, stolen or destroyed certificates, if any, representing Shares, in accordance with, and subject to, procedures and conditions adopted by the Fund; (vii) furnishing confirmations of purchases and sales relating to Shares as required by applicable law; (viii) furnishing appropriate periodic and year end statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law; (ix) mailing annual, semi-annual and quarterly reports and dividend notices prepared by or on behalf of the Fund, and mailing new Prospectuses upon their issue to Shareholders as required by applicable law; (x) furnishing such periodic statements of transactions effected by the Bank, reconciliations, balances and summaries as the Fund may reasonably request; (xi) withholding taxes on non-resident alien Accounts, and preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and (xii) processing dividend and distribution payments, including reinvesting dividends for full and fractional shares and disbursing cash dividends, as applicable.


                  (b) The Bank agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Funds the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Fund certified lists of Shareholders (of the Fund or one or more of its Portfolios, as appropriate) as of such date, in such form and containing such information as may be required by the Fund.

                  (c) The Bank agrees to deal with, and answer in a timely manner, all correspondence and inquires relating to the functions of the Bank under this Agreement with respect to Accounts.

                  (d) The Bank agrees to furnish to the Fund or its designated agent such information at such intervals as is necessary for the Fund to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and

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Exchange Commission, state securities or Blue Sky authorities or other governmental authorities.

                  (e) The Bank agrees to provide to the Fund such information as may reasonably be required to enable the Fund to reconcile the number of outstanding Shares of each Portfolio between the Bank's records and the account books of the Fund.

                  (f) Notwithstanding anything in the foregoing provisions of this section 3, the Bank agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be contained in an Instruction.

                  (g) In providing for any or all of the services indicated in this section 3, and in satisfaction of its obligations to provide such services, the Bank may enter into agreements with one or more other persons to provide such services to the Fund, provided that any such agreement shall have been approved by the Board of Directors of the Fund, provided further that the Bank shall be as fully responsible to the Fund for the acts and omissions of such persons as it would be for its own acts or omissions hereunder.

         4. Compensation. For the services provided to the Fund by the Bank pursuant to this Agreement, each Portfolio shall pay the Bank on the first business day of each calendar month a fee for the previous month at an annual rate equal to .20 of 1% of such Portfolio's average daily net assets. The value of each Portfolio's net assets shall be computed at the times and in the manner specified in the Fund's registration statement on Form N-1A, as amended from time to time (the "Registration Statement"). Compensation by each Portfolio of the Bank shall commence on the date of the first receipt by such Portfolio of the proceeds of the sale of its Shares as described in the Registration Statement, and the fee for the period from the date such Portfolio shall first receive the proceeds of the sale of its Shares as aforesaid to the end of the month during which such proceeds are so received, shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon termination of this Agreement before the end of a month, the fee for such part of that month shall be pro-rated according to the proportion that such period bears to the full monthly period and shall be payable within seven (7) days after the date of termination of this Agreement.

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         5. Maintenance of Records, Right of Inspection. In connection with the performance of its duties hereunder, the Bank shall maintain such books and records relating to transactions effected by the Bank as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Fund or its transfer agent with respect to transactions. The Bank shall preserve, or cause to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between the Bank and the Fund. In addition, the Bank agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to insure preservation of at least one copy of such information. The Bank agrees that it will, in a timely manner, make available to and permit, any officer, accountant, attorney or authorized agent of the Fund to examine and make transcripts and copies (including photocopies and computer or other electronic information storage media and print-outs) of, any and all of the books and records which are maintained pursuant to this Agreement.

         6. Confidential Relationship. The Bank agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Fund, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Fund by way of an Instruction.

         7.       Indemnification.

                  (a) The Bank shall not be liable to the Fund or any Portfolio for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Bank in the performance of its duties hereunder. Nothing herein contained shall be construed to protect the Bank against any liability to the Fund, a Portfolio, Shareholders or any investment adviser to the Fund to which the Bank shall otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reckless disregard of its obligations and duties hereunder.

                  (b) The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless the Bank and each Sub-Agent from and against all charges, claims, expenses
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(including legal fees) and liabilities reasonably incurred by the Bank and each

Sub-Agent in connection with the performance of its duties hereunder, except such as may arise from the Bank's or Sub-Agent's willful misfeasance, bad faith, gross negligence in the performance of its duties or by reckless disregard of its obligations and duties hereunder. Subject to the requirements of the Act, such expenses shall be paid by the Fund in advance of the final disposition of any matter upon invoice by the Bank or a Sub-Agent and receipt by the Fund of an undertaking from the Bank or such Sub-Agent to repay such amounts if it shall ultimately be established that the Bank is not entitled to payment of such expenses hereunder.

                  (c) As used in this section 7, the term "Bank" and "Sub-Agent" shall include any affiliates of the Bank and each Sub-Agent performing services for the Fund contemplated hereby and directors, officers, agents and employees of the Bank, each such Sub-Agent and such affiliates.

         8.       Regarding the Bank.

                  (a) The Bank warrants and represents that its officers and supervisory personnel or agents (including any sub-transfer agents or sub-dividend disbursing agents) charged with carrying out its functions as Transfer Agent and Dividend Disbursing Agent for the Fund possess the special skill and technical knowledge appropriate for that purpose. The Bank shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent and Dividend Disbursing Agent for the Fund. The Bank agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

                  (b) The Bank warrants and represents that it is duly authorized and permitted to act as Transfer Agent and Dividend Disbursing Agent under all applicable laws and that it will immediately notify the Fund of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

         9.       Termination.

                  (a) This Agreement shall become effective as of the date first above written and shall thereafter continue from year to year. This Agreement may be terminated by the Fund or the Bank (without penalty to the Fund or the Bank) provided that the

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terminating party gives the other party written notice of such termination at least sixty (60) days in advance, except that the Fund may terminate this Agreement immediately upon written notice to the Bank if the authority or permission of the Bank to act as Transfer Agent and Dividend Disbursing Agent has been revoked of if any proceeding or other action which the Fund reasonably believes will lead to such revocation has been commenced.

                  (b) Upon termination of this Agreement, the Bank shall deliver all unissued and canceled stock certificates representing Shares, if any, remaining in its possession, and all Shareholder records, books, stock ledgers, instruments and other documents (including computer or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent and Dividend Disbursing Agent for the Fund along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice to termination or Instruction. The Fund assumes all responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.

         10. Amendment. Except to the extent that the performance by the Bank of its functions under this Agreement may from time to time be modified by an Instruction, this Agreement may be amended or modified by the parties hereto only if such amendment is specifically approved by the Board of Directors of the Fund, including a majority of the Fund who are not " interested persons" of the Fund within the meaning of the Act and who have no direct or indirect interest in this Agreement, and such amendment is set forth in a written instrument executed by each of the parties hereto.

         11. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

         12. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if executed in more than one counterpart the separate instruments shall constitute one agreement.

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         13. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Bank, to: President, Waterhouse National Bank, 1 North Lexington Avenue, White Plains, New York 10601; or (b) if to the Fund, to: President, Waterhouse Investors Cash Management Fund, Inc., 100 Wall Street, New York 10005 or at such other address as either party may designate by written notice to the other. Notice also shall be deemed sufficient if given by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

         14. Separate Portfolios. This Agreement shall be construed to be made by the Fund as a separate agreement with respect to each Portfolio, and under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio be deemed to constitute a right, obligation or remedy applicable to any other Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                                WATERHOUSE INVESTORS CASH

                                                   MANAGEMENT FUND, INC.

                                                By:  /s/ Arnold J. Feist

                                       Vice President and Assistant Secretary

                                                     WATERHOUSE NATIONAL BANK

                                                     By:  /s/ Richard Powers
                                                             President

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